Exhibit 99.1

U.S. Energy Corp. Closes Expanded Senior Secured Debt Facility, Completing Phase 1 Capital Stack for Big Sky Carbon Hub; Formally Suspends Use of Equity Line of Credit

HOUSTON, TX., April 20, 2026 -- U.S. Energy Corp. (NASDAQ: USEG) (“U.S. Energy” or the “Company”), an integrated energy company advancing a diversified industrial gas, energy, and carbon management platform, today announced the closing of an expanded senior secured debt facility (the “Facility”) that, together with proceeds from the Company’s March 2026 equity offering, is expected to complete the Phase 1 capital stack for the planned Big Sky Carbon Hub (“Big Sky”). Concurrently, the Company announced that it is formally suspending further use of its existing equity line of credit (“ELOC”).

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Phase 1 Capital Stack Complete: The Facility, together with proceeds from the Company’s March 2026 equity offering, provides funding visibility into Phase 1 construction of Big Sky, with initial commercial operations targeted for Q1 2027.

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Facility Structure: The $20 million facility is priced at the existing borrowing base grid plus 200 basis points (ABR + 2.25% to 3.25% depending on utilization), with no financial covenant testing until March 31, 2027, a final maturity of May 31, 2029, and no prepayment penalties.

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ELOC Formally Suspended: The ELOC has not been drawn since March 2, 2026. The Company is formally suspending further use of the facility, which addresses a perceived dilution overhang associated with the ELOC.

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Near-Term Execution Focus: With the Phase 1 capital stack in place, the Company’s focus shifts to plant construction and the near-term operational milestones previously outlined, including initial helium sales and carbon management operations targeted to commence in Q1 2027.

“The closing of this expanded facility completes the Phase 1 capital stack for Big Sky through a combination of the March 2026 equity offering and project-oriented senior secured debt,” said Ryan Smith, President and Chief Executive Officer. “We appreciate the continued support of our banking partners. The terms achieved here provide meaningful flexibility, with no financial covenant testing until March 31, 2027 and no prepayment penalties. The closing also allows us to formally suspend further use of our ELOC, which has not been drawn since March 2, 2026. Today’s announcement is intended to address a perceived dilution overhang tied to the ELOC and to allow investors to refocus on Phase 1 execution and the operational milestones ahead.”

Expanded Senior Secured Debt Facility

The expanded $20 million facility builds on the Company’s existing senior secured credit structure and is expected to provide the remainder of the development capital required to complete Phase 1 infrastructure at Big Sky. Key terms include:

•	Increased Facility Size: $20 million

•	Pricing: Existing borrowing base grid plus 200 basis points, ranging from ABR + 2.25% to ABR + 3.25% depending on utilization

•	Financial Covenants: No financial covenant testing until March 31, 2027

•	Maturity: May 31, 2029

•	Prepayment: No prepayment penalties

Together with the proceeds of the Company’s equity capital markets activity completed in early March 2026, the facility is expected to complete the funding required to deliver Phase 1 of Big Sky into commercial operations.

The Facility includes customary hedging requirements, which the Company has satisfied. Additional detail regarding the Company’s hedge position will be provided in its upcoming quarterly results.

Equity Line of Credit – Formal Suspension

The Company maintains an existing equity line of credit, which has served as a flexible capital tool during earlier stages of the Big Sky development program. The ELOC was last utilized on March 2, 2026, with issuances on that date executed at an average price of $1.16 per share. No issuances have been made on the facility at any point thereafter.

With the Phase 1 capital stack now in place through the Facility and the March 2026 equity offering, the Company is formally suspending further use of the ELOC and does not anticipate drawing on it in connection with Phase 1.

Operational Update

The Company continues to advance commercial discussions with potential helium offtake partners for Big Sky against a tight global helium supply backdrop. Execution of a long-term helium offtake agreement in advance of commercial operations remains a targeted near-term catalyst.

The Company continues to advance the two Monitoring, Reporting, and Verification (“MRV”) plans previously submitted to the U.S. Environmental Protection Agency for its Class II injection wells, the first of such submissions in the State of Montana. Based on the current progression of the EPA review process, approvals are anticipated during the summer of 2026, representing an important regulatory milestone supporting the Section 45Q tax credit framework central to the Big Sky economic model.

ABOUT U.S. ENERGY CORP.

U.S. Energy Corp. (NASDAQ: USEG) is building an integrated energy and carbon management platform. The Company owns and operates the Big Sky Carbon Hub and Cut Bank oil field in Montana, generating three independent revenue streams — helium, carbon management, and oil — from a wholly owned and operated asset base. U.S. Energy is positioned at the intersection of critical supply, domestic energy production, and federal energy policy. More information can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, risks relating to: the Company’s ability to complete construction of the Big Sky Carbon Hub on time and on budget; the Company’s ability to comply with the terms of its senior credit facilities; the Company’s access to capital on acceptable terms; the volatility of commodity prices, including helium, oil and natural gas; the Company’s success in discovering, estimating, developing and replacing reserves; risks related to the status and availability of gathering, transportation, processing, and storage facilities; risks relating to regulatory changes, including those related to the Section 45Q tax credit, carbon dioxide and greenhouse gas emissions; the business, economic and political conditions in the markets in which the Company operates; actions of competitors or regulators; inflationary risks and changes in interest rates; the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; and other risk factors included from time to time in documents the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports and filings are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to update these statements after the date of this release, except as required by law.